Exhibit 23a

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We  hereby  consent  to the  incorporation  by  reference  in  the  registration statements on Form S-3 for the Shareowner Dividend Reinvestment and Stock Purchase Plan (Registration No. 333-00573), Forms S-8 for the AT&T Long Term Savings and Security Plan (Registration Nos. 333-47257 and 33-34265), Forms S-8 for the AT&T Long Term Savings Plan for Management Employees (Registration Nos. 33-34264, 33-29256 and 33-21937), Form S-8 for the AT&T Retirement Savings and Profit Sharing Plan (Registration No. 33-39708), Forms S-8 for Shares Issuable Under the Stock Option Plan of the AT&T 1987 Long Term Incentive Program (Registration Nos. 333-47251 and 33-56643), Form S-8 for the AT&T of Puerto Rico, Inc. Long Term Savings Plan for Management Employees (Registration No. 33-50819), Form S-8 for the AT&T of Puerto Rico, Inc. Long Term Savings and Security Plan (Registration No. 33-50817), and Post-Effective Amendment No. 1 on Form S-8 to Form S-8 Registration Statement (Registration No. 33-54797) for the AT&T 1996 Employee Stock Purchase Plan, Form S-8 for the AT&T Shares for Growth Program (Registration No. 333-47255), Form S-8 for the AT&T 1997 Long Term
Incentive Program (Registration No. 33-28665), Form S-3 for the AT&T $2,600,000,000 Notes and Warrants to Purchase Notes (Registration No. 33-49589), Form S-3 for the AT&T $3,000,000,000 Notes and Warrants to Purchase Notes (Registration No. 33-59495), Form S-4 for the AT&T 5,000,000 Common Shares (Registration No. 33-57745), and in Post-Effective Amendment Nos. 1, 2 and 3 on Form S-8 to Form S-4 Registration Statement (Registration No. 33-42150) for the NCR Corporation 1989 Stock Compensation Plan (Registration No. 33-42150-01), the NCR Corporation 1984 Stock Option Plan (Registration No. 33-42150-02) and the NCR Corporation 1976 Stock Option Plan (Registration No. 33-42150-03), respectively, and the Post-Effective Amendment Nos. 1, 2, 3 and 5 on Form S-8 to Form S-4 Registration Statement (Registration No. 33-52119) for the McCaw Cellular Communications, Inc. 1983 Non-Qualified Stock Option Plan (Registration No. 33-52119-01), the McCaw Cellular Communications, Inc. 1987 Stock Option Plan (Registration No. 33-52119-02), the McCaw Cellular Communications, Inc. Equity Purchase Plan (Registration No. 33-52119-03) and the McCaw Cellular Communications, Inc. Employee Stock Purchase Plan (Registration No. 33-52119-05), respectively, and Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement (Registration No. 33-45302) for the Teradata Corporation 1987 Incentive and Other Stock Option Plan (Registration No. 33-45302-01), Form S-8 for the AT&T Amended and Restated 1969 Stock Option Plan for LIN Broadcasting Corp. (Registration No. 33-63195), and in Post Effective Amendment Nos. 1, 2, 3, 4 and 5 on Form S-8 to Form S-4 Registration Statement (Registration No. 333-49419) for the Teleport Communications Group Inc. 1993 Stock Option Plan (Registration No. 333-49419-01), Teleport Communications Group Inc. 1996 Equity Incentive Plan (Registration No. 333-49419-02), ACC Corp.
Employee Long Term Incentive Plan (Registration No. 333-49419-03), ACC Corp. Non-Employee Directors' Stock Option Plan (Registration No. 333-49419-04) and ACC Corp. 1996 UK Sharesave Scheme (Registration No. 333-49419-05), and Form S-8 for AT&T Wireless Services, Inc. Employee Stock Purchase Plan (Registration No. 333-52757), and in Post-Effective Amendment Nos. 1 and 2 on Form S-8 and Post-Effective Amendment No. 3 to Form S-4 Registration Statement (Registration No. 333-70279) for the Tele-Communications, Inc. 1998 Incentive Plan, the Tele-Communications, Inc. 1996 Incentive Plan (Amended and Restated), the
Tele-Communications,  Inc.  1995  Employee  Stock  Incentive  Plan  (Amended and

Restated), the Tele-Communications, Inc. 1994 Stock Incentive Plan (Amended and Restated), the Tele-Communications, Inc. 1994 Nonemployee Director Stock Option Plan, the Tele-Communications International, Inc., the 1996 Nonemployee Director Stock Option Plan, the Tele-Communications International, Inc. 1995 Stock Incentive Plan (Registration No. 333-70279-01), the Liberty Media 401(K) Savings Plan, the TCI 401(K) Stock Plan (Registration No. 333-70279-02), Form S-3 for the $13,080,000 Debt Securities and Warrants to Purchase Debt Securities (Registration No. 333-71167) and Form S-4 for Vanguard Cellular Systems, Inc. (Registration No. 333-75083) of AT&T Corp., and Form S-4 for Media One Corp.
(Registration  No.  333-86019) of AT&T Corp.,  and Form S-4 for Four Media Corp.
(Registration No. 333-30250) of AT&T Corp., and Form S-8 for AT&T Long Term Savings (Registration No. 333-87935) of AT&T Corp., of our report dated March 9, 2000 relating to the consolidated financial statements of AT&T Corp. and its subsidiaries, which appears in the 1999 Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 9, 2000 relating to the financial statement schedule, which appears in this Form 10-K.






PricewaterhouseCoopers LLP


New York, New York
March 27, 2000

                                                                     Exhibit 23b

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the following AT&T Corp. registration statements of our report dated February 29, 2000, relating to the combined balance sheets of Liberty Media Group ("New Liberty" or "Successor") as of December 31, 1999, and of Liberty Media Group ("Old Liberty" or "Predecessor") as of December 31, 1998, and the related combined statements of operations and comprehensive earnings, combined equity and cash flows for the period from March 1, 1999 to December 31, 1999 (Successor period) and from January 1, 1999 to February 28, 1999 and for each of the years in the two-year period ended December 31, 1998 (Predecessor periods), which appears as an exhibit to this AT&T Corp. 1999 Annual Report on Form 10-K:

           Registration
Form       Statement No.                                   Description
----       -------------                                   -----------
S-3        333-00573                                       Shareowner Dividend Reinvestment and Stock Purchase
                                                           Plan
S-8        333-47257  and  33-34265                        AT&T  Long Term  Savings  and  Security  Plan
S-8        33-34264,  33-29256  and 33-21937               AT&T Long Term  Savings  Plan for  Management Employees
S-8        33-39708                                        AT&T  Retirement  Savings and Profit  Sharing Plan
S-8        333-47251 and 33-56643                          Shares Issuable Under the Stock Option Plan of the AT&T 1987 Long Term
                                                           Incentive Program
S-8        33-50819                                        AT&T of Puerto Rico, Inc. Long Term Savings Plan for Management Employees
S-8        33-50817                                        AT&T of Puerto Rico, Inc. Long Term Savings and Security Plan
S-8        33-54797 (Post-Effective Amendment No. 1)       AT&T 1996 Employee Stock Purchase Plan
S-8        333-47255                                       AT&T Shares for Growth Program
S-8        33-28665                                        AT&T 1997 Long Term Incentive Program
S-4        33-57745                                        AT&T 7,500,000 Common Shares
S-8        33-42150 (Post-Effective Amendment No. 1 to     NCR Corporation 1989 Stock Compensation Plan
           Form S-4, (33-42150-01))
S-8        33-42150 (Post-Effective Amendment No. 2 to     NCR Corporation 1984 Stock Option Plan
           Form S-4, (33-42150-02))

           Registration
Form       Statement No.                                   Description
----       -------------                                   -----------
S-8        33-42150 (Post-Effective Amendment No. 3 to     NCR Corporation 1976 Stock Option Plan
           Form S-4, (33-42150-03))
S-8        33-52119 (Post-Effective Amendment No. 1 to     McCaw Cellular Communications, Inc. 1983 Non-Qualified
           Form S-4, (33-52119-01)                         Stock Option Plan
S-8        33-52119 (Post-Effective Amendment No. 2 to     McCaw Cellular Communications, Inc. 1987 Stock Option
           Form S-4, (33-52119-02)                         Plan
S-8        33-52119 (Post-Effective Amendment No. 3 to     McCaw Cellular Communications, Inc. Equity Purchase
           Form S-4, (33-52119-03)                         Plan
S-8        33-52119 (Post-Effective Amendment No. 5 to     McCaw Cellular Communications, Inc. Employee Stock
           Form S-4, (33-52119-05)                         Purchase Plan
S-8        33-45302 (Post-Effective Amendment No. 1 to     Teradata Corporation 1987 Incentive and Other Stock
           Form S-4, (33-45302-01))                        Option Plan
S-8        33-63195                                        AT&T Amended and Restated 1969 Stock Option Plan for
                                                           LIN Broadcasting Corp.
S-8        333-49419 (Post-Effective Amendment No. 1 to    Teleport Communications Group Inc. 1993 Stock Option
           Form S-4, (333-49419-01))                       Plan
S-8        333-49419 (Post-Effective Amendment No. 2 to    Teleport Communications Group Inc. 1996 Equity
           Form S-4, (333-49419-02))                       Incentive Plan
S-8        333-49419 (Post-Effective Amendment No. 3 to    ACC Corp. Employee Long Term Incentive Plan
           Form S-4, (333-49419-03))
S-8        333-49419 (Post-Effective Amendment No. 4 to    ACC Corp. Non-Employee Directors' Stock Option Plan
           Form S-4, (333-49419-04))
S-8        333-49419 (Post-Effective Amendment No. 5 to    ACC Corp. 1996 UK Sharesave Scheme
           Form S-4, (333-49419-05))
S-8        333-52757                                       AT&T Wireless Services, Inc. Employee Stock Purchase
                                                           Plan
S-8        333-70279 (Post-Effective Amendments Nos. 1     Tele-Communications, Inc. 1998 Incentive Plan
           and 3 to Form S-4, (333-70279-01))
                                                           Tele-Communications, Inc. 1996 Incentive Plan (Amended
                                                           and Restated)
                                                           Tele-Communications, Inc. 1995 Employee Stock
                                                           Incentive Plan (Amended and Restated)
                                                           Tele-Communications, Inc. 1994 Stock Incentive Plan
                                                           (Amended and Restated)
                                                           Tele-Communications, Inc. 1994 Nonemployee Director
                                                           Stock Option Plan
                                                           Tele-Communications International, Inc. 1996
                                                           Nonemployee Director Stock Option Plan
                                                           Tele-Communications International, Inc. 1995 Stock
                                                           Incentive Plan

           Registration
Form       Statement No.                                   Description
----       -------------                                   -----------
S-8        333-70279 (Post-Effective Amendments No. 2 to   Liberty Media 401(K) Savings Plan
           Form S-4, (333-70279-02))
                                                           TCI 401(K) Stock Plan
S-3        333-71167                                       $13,080,000 Debt Securities and Warrants to Purchase
                                                           Debt Securities
S-4        333-75083                                       Vanguard Cellular Systems, Inc.
S-4        333-86019                                       Media One Corp.
S-4        333-30250                                       Four Media Corp.
S-8        333-87935                                       AT&T Long Term Savings


                                    KPMG LLP


Denver, Colorado
March 27, 2000